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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 28, 2001


                       INVERNESS MEDICAL TECHNOLOGY, INC.
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               (Exact name of registrant as specified in charter)




           DELAWARE                    0-20871                  04-3164127
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(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)       (IRS EMPLOYER
      OF INCORPORATION)                                     IDENTIFICATION NO.)

                200 PROSPECT STREET, WALTHAM, MASSACHUSETTS 02453
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                                 (781) 647-3900
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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         Certain matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities
Exchange Act of 1934, as amended. These forward looking statements include statements about the manner in which Inverness Medical Technology, Inc. ("Inverness") intends to use the assets and operate the business of LXN Corporation ("LXN") and the anticipated impact of the LXN technology on the future growth of Inverness. Actual results may materially differ due to numerous factors, including without limitation the operational integration associated with the transaction and other risks generally associated with such transactions, the potential market acceptance of fructosamine monitoring systems, the competitive environment for the fructosamine monitoring market, the efficacy and safety of products, the content and timing of submissions to and decisions by regulatory authorities, the ability to manufacture sufficient quantities of product for development and commercialization activities, the ability of Inverness to successfully commercialize products and the risks and uncertainties described in Inverness' reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation those risk and uncertainties described in Inverness' Annual Report on Form 10-K for the year ended
December 31, 2000.

ITEM 2.  ACQUISITION OF ASSETS.

         On March 28, 2001, Inverness Medical Technology, Inc., a Delaware corporation ("Inverness"), acquired LXN Corporation, a Delaware corporation ("LXN"), by merging its wholly-owned subsidiary, LXN Acquisition Corp., a Delaware corporation ("Acquisition Sub"), with and into LXN. As a result of the merger, LXN became a wholly-owned subsidiary of Inverness. The merger was consummated pursuant to an Agreement and Plan of Merger, dated as of February 15, 2001, by and among Inverness, Acquisition Sub and LXN (the "Merger Agreement").

         The purchase price for LXN consisted of approximately 795,110 shares of the common stock of Inverness, approximately $5.0 million paid in cash for certain expenses and employee benefits, and $1.0 million which was previously advanced to LXN. The amount of the purchase price was determined pursuant to the Merger Agreement. In the Merger Agreement, Inverness agreed to issue an aggregate of 1,000,000 shares of its common stock in exchange for all of LXN's outstanding capital stock, provided that this aggregate number of shares was to be reduced to account for certain expenses and employee benefits of LXN. The reduction in the number of shares was determined by dividing the amount of certain expenses and employee benefits of LXN (approximately $5.0 million) by the average of the closing prices of one share of Inverness common stock on the American Stock Exchange for the thirty day period ending three (3) business days immediately preceding the date of the merger ($24.52). Inverness used general working capital, together with a portion of the proceeds from its public offering in November, 2000, to fund the cash payments that were made in connection with the merger. The merger is being accounted for as a purchase transaction.

         Approximately, 159,022 shares of Inverness common stock issued in the merger are being held in escrow to secure the indemnification obligations of the LXN stockholders. One-half of the shares held in escrow are scheduled to be released after approximately 12 months and the remaining one-half of the shares are scheduled to be released after approximately 24 months.


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         Prior to the merger, LXN used its assets for the development and commercialization of fructosamine monitoring technology for people with diabetes. Inverness intends to continue to use the assets it acquired in the merger for this purpose. The Merger Agreement, including the 1,000,000 shares of Inverness common stock which was agreed upon in the Merger Agreement as the gross purchase price (prior to expense reduction), was negotiated at arm's length between Inverness and representatives of LXN. Neither Inverness nor any director or officer of Inverness was affiliated with or had a material relationship with LXN.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  The financial statements of LXN required to be filed as part of this report will be filed by Inverness by amendment to this report as soon as practicable, but not later than June 11, 2001.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  The pro forma financial information required to be filed as part of this report will be filed by Inverness by amendment to this report as soon as practicable, but not later than June 11, 2001.

         (c)      EXHIBITS.

EXHIBIT NO.       DESCRIPTION

     2.1 Agreement and Plan of Merger, dated as of February 15, 2001, by and among Inverness, Acquisition Sub and LXN.*

* Inverness agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    INVERNESS MEDICAL TECHNOLOGY, INC.



Date: April 12, 2001                /s/ DUANE L. JAMES
                                    --------------------
                                    Duane L. James
                                    Vice President of Finance and Treasurer


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                                  EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION

Exhibit 2.1 Agreement and Plan of Merger, dated as of February 15, 2001, by and among Inverness, Acquisition Sub and LXN.*

* Inverness agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.